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                                  EXHIBIT 5.1


                          WILMER, CUTLER & PICKERING
                               2445 M STREET, N.W.                   WASHINGTON
                          WASHINGTON, D.C. 20037-1420                BALTIMORE
                                   _________                         NEW YORK
                                                                     LONDON
                           TELEPHONE (202) 663-6000                  BRUSSELS
                           FACSIMILE (202) 663-6363                  BERLIN


                                  May 7, 1999

Capital Automotive REIT
1420 Spring Hill Road, Suite 525
McLean, Virginia 22102

          Re:  Capital Automotive REIT Registration Statement on Form S-8
               ----------------------------------------------------------
               1998 Equity Incentive Plan, as Amended
               ----------------------------------------------------------

Ladies and Gentlemen:

          We have acted as counsel to Capital Automotive REIT, a real estate investment trust organized under the laws of Maryland (the "Company"), in connection with the preparation by the Company of its Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of 3,771,344 common shares of beneficial interest, $.01 par value per share (the "Shares"), of the Company pursuant to the 1998 Equity Incentive Plan, as amended, of the Company (the "Plan"). For the purposes of this opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary.

          Based solely upon the foregoing, and upon our examination of such questions of law and statutes as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that (a) the Shares have been lawfully and duly authorized; and (b) such Shares will be validly issued, fully paid and nonassessable upon payment of the exercise price established pursuant to the written agreements between the Company and the grantees.

          We are members of the bar of the District of Columbia and the State of Maryland and do not hold ourselves out as being experts in the law of any other state. This opinion is limited to the laws of the United States and the general corporation law of Maryland. Our opinion is rendered only with respect to the laws and the rules, regulations and orders thereunder that are currently in effect.

          We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared for your use in

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connection with the filing of the Registration Statement, and should not be quoted in whole or in part or otherwise be referred to, nor otherwise be filed with or furnished to any governmental agency or other person or entity, without our express prior written consent.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                    Sincerely,

                                    WILMER, CUTLER & PICKERING


                                    By:   /s/ JOHN B.WATKINS
                                       ------------------------
                                       John B. Watkins, a partner